Exhibit 99.1

(ADVO Letterhead)

ADVO Declares Quarterly Dividend

Windsor, CT—July 10, 2006—ADVO, Inc. (NYSE: AD) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.11 per share of common stock payable on August 4, 2006, to stockholders of record on July 28, 2006.

Pursuant to the terms of the Merger Agreement between ADVO and Valassis Communications, Inc., which was announced last week, ADVO will not pay additional dividends prior to the closing of the merger. The merger is expected to close in three to four months.

About ADVO

ADVO is the nation’s leading direct mail media company, with annual revenues of nearly $1.4 billion. The company’s industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond. Serving 17,000 national, regional and local clients, ADVO reaches 114 million households, more than 90% of the nation’s homes, with its ShopWise™ shared mail advertising. The company can be visited online at http://www.ADVO.com.

SAFE HARBOR AND FORWARD LOOKING STATEMENTS

This press release may contain certain statements regarding ADVO’s business outlook, prospects, future economic performance, anticipated profitability, revenues, expenses or other financial items, future contracts, market opportunities and other statements that are not historical facts, such statements are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause ADVO’s actual results to differ materially from those in the forward looking statements. ADVO’s business is promotional in nature, and ADVO serves its clients on a “just in time” basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers’ promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect ADVO’s revenue and profit results.

ADVO’s business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and ADVO’s distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of ADVO’s business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; the ability and timing for the closing conditions to be satisfied in connection with ADVO’s merger agreement with Valassis and other general economic factors.

ONE TARGETING CENTRE        WINDSOR, CT 06095-2639        860-285-6100

Additional Information

ADVO will file a preliminary and definitive proxy statement and other relevant documents concerning the proposed merger with the Securities and Exchange Commission. Its shareholders are urged to read the definitive proxy statement when it becomes available, because it will contain important information. Shareholders may obtain, free of charge, a copy of the definitive proxy statement (when it is available) and other documents filed by ADVO with the Securities and Exchange Commission at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by ADVO will be available free of charge from ADVO. ADVO and its directors and executive officers and certain other of its employees may be soliciting proxies from shareholders of ADVO in favor of the proposed transaction.

Information concerning the participants in the proxy solicitation will be set forth in the proxy statement when it is filed with the Securities and Exchange Commission.

CONTACT:

Chris Hutter

National Vice President, Finance

ADVO, Inc.

(860) 285-6424

ONE TARGETING CENTRE        WINDSOR, CT 06095-2639        860-285-6100